Exhibit 99.1

RW Holdings NNN REIT, Inc. Announces Latest Addition in its Ongoing Industry Consolidation Strategy

Newport Beach, Calif. (Nov. 9, 2020) – RW Holdings NNN REIT, Inc. (“RWH”) today announced the acquisition of buildingbits.com (“BuildingBITs”), an innovative online real estate crowd funding platform.

BuildingBITs, founded by Alex Aginsky of Aginsky Capital Group, pioneered the first Reg A+ offering approved by the Securities and Exchange Commission (“SEC”) allowing accredited and non-accredited investors to acquire fractionalized interests of individual commercial real estate properties each held in distinctive share classes, called “Bits.” Mr. Aginsky intends to serve as a director on the new, to be formed board of the Reg A+ investment offering following the expected relaunch in early 2021.

“Our company, just like BuildingBITs, was founded with the goal to advance the ownership of commercial real estate by individual investors,” said Aaron Halfacre, CEO of RWH. “When the opportunity to join forces presented itself, we knew immediately that BuildingBITs was a strategic fit with our mission to further expand access to the real estate markets. We look forward to working on expanding the innovative concept behind BuildingBITs.”

“With a highly experienced team and the fortified balance sheet of RWH, BuildingBITs and the concept of owning individual properties through publicly transparent share classes will prosper even more,” BuildingBITs founder Alex Aginsky said. “Aaron’s vision of change for our industry is invigorating, and I am convinced of his team’s ability to execute it.”

This acquisition follows RWH’s recently announced acquisition of REITless.com and its two investment offerings. RWH intends to seek SEC qualification on an updated Reg A+ offering that combines elements from REITless and the original BuildingBITs qualified offering. Prospective investors and visitors to www.buildingbits.com will be directed appropriately to available information.

About RW Holdings NNN REIT, Inc.

RW Holdings NNN REIT, Inc. is a publicly registered, non-listed real estate investment trust which was formed in 2015 to primarily invest in a diversified portfolio of income-producing properties located in the United States, which are leased to creditworthy tenants under long-term net leases. As of September 30, 2020, the REIT's real estate investment portfolio consisted of 42 properties in 14 states, including 16 retail, 14 office, and 12 industrial properties, and a 72.7% tenant-in-common interest in an office property with 2,419,987 square feet of aggregate leasable space. Securities are offered through North Capital Private Securities, a member of FINRA/SIPC.

About Aginsky Capital Group

Headquartered in Portland, Oregon, Aginsky Capital Group, the investment services arm of the Aginsky Group of Companies, provides services relating to U.S. investments by qualified individuals and companies. The firm’s expertise spans the gamut from commercial real estate and small to medium size businesses.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). RWH intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about expanding access to the real estate markets, crowd funding opportunities, new investment offerings and balance sheet strength. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond RWH’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, RWH makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, RWH undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.